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                                                                    EXHIBIT 23.2

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


TO THE DIRECTORS OF MORGAN STANLEY GROUP INC.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42464) pertaining to the Morgan Stanley UK Group Profit Sharing Scheme and in the related Prospectus of our report dated 19 April 1995, with respect to the financial statements of the Morgan Stanley UK Group Profit Sharing Scheme included in this Annual Report on Form 10-K for the year ended 31 December 1994.



Ernst & Young
Chartered Accountants
Registered Auditor
London

26 April 1995